Exhibit 23, Consent of Independent Certified Public Accountants:
   Deloitte & Touche LLP.

   We consent to the incorporation by reference in Registration Statement Nos. 33-35847, 333-28497, 333-29701, 33-52205, 33-52609, and 333-3377 on Form S-3,
in Post-Effective Amendment No. 1 to Registration Statement No. 2-62919 on
Form S-3, and in Registration Statement Nos. 33-9501, 33-21556, and 33-57107 on Form S-8, of First Security Corporation of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP.

DELOITTE & TOUCHE LLP.

Salt Lake City, Utah
March 27, 1998